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                                                                       EXHIBIT A
                                                         TO THE RIGHTS AGREEMENT

                           [Form of Right Certificate]



Certificate No. BRR-                                  ___________________ Rights

  NOT EXERCISABLE AFTER SEPTEMBER 25, 2007, OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER NO CIRCUMSTANCES MAY THIS RIGHT CERTIFICATE OR THE RIGHTS EVIDENCED BY THIS RIGHT CERTIFICATE BE TRANSFERRED TO AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR TO ANY PERSON WHO SUBSEQUENTLY BECOMES SUCH A PERSON AND ANY PURPORTED TRANSFER OF RIGHTS TO ANY SUCH PERSON SHALL BE, AND SHALL RENDER THE RIGHTS PURPORTED TO BE TRANSFERRED, NULL AND VOID.

                    Pittston Brink's Group Rights Certificate

                              THE PITTSTON COMPANY

      This certifies that
      , or registered assigns, is the registered owner of the number of Pittston Brink's Group Rights (the "Rights") set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of January 14, 2000 (the "Rights Agreement"), between the Pittston Company, a Virginia corporation (the "Company"), and BankBoston, N.A., as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on September 25, 2007 (the "Expiration Date"), at the principal office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one one-thousandth (1/1000th) of a fully paid, nonassessable share of Series A Participating Cumulative Preferred Stock, par value $10 per share, of the Company (the "Preferred Shares"), at a purchase price of $60.00 per one one-thousandth (1/1000th) of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

      The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of January 14, 2000. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right







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evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

      Under no circumstances may this Right Certificate or the Rights evidenced by this Right Certificate be transferred to an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as each such term is defined in the Rights Agreement) or to any Person who subsequently becomes such a Person and any purported transfer of Rights to any such Person shall be, and shall render the Rights purported to be transferred, null and void.

      This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

      This Right Certificate, with or without other Right Certificates, upon surrender at the principal stock transfer or corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or securities deemed by the Board of Directors to be equivalent in value) of $.01 per Right at any time prior to the earliest of (i) such time as a Person becomes an Acquiring Person or (ii) the Expiration Date; provided, however, that after there shall be an Acquiring Person the Rights may be redeemed only if a majority of the Disinterested Directors determines that such redemption is in the best interests of the Company (all terms as defined in the Rights Agreement).

      The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement or to issue certificates or utilize a depository arrangement as provided in the terms of the Preferred Shares.

      No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the






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holder hereof, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

      This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of:

THE PITTSTON COMPANY,

      by

         -------------------------------
         Name:
         Title:

Attest:

      by

         ------------------------------
         Name:
         Title:

Countersigned:

BANKBOSTON, N.A., as Rights Agent,

      by

         ------------------------------
         Authorized Signature







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                     [On Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                   (To be executed by the registered holder if such holder desires to transfer the Rights represented by this Right Certificate.)


      FOR VALUE RECEIVED _____________________________________

 hereby sells, assigns and transfers unto_______________________________________

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)
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this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________________, 200_


                    -------------------------------------------------
                                      Signature


Signature Guaranteed:







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                                   CERTIFICATE

  The undersigned hereby certifies by checking the appropriate boxes that:

      (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

      (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                            , 200_

                    -------------------------------------------------
                                    Signature

Signature Guaranteed:

                                     NOTICE

      The signature on the foregoing Form of Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.